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                                                                 Exhibit 3.13(b)

Office of the                      [STATE                 Corporations Section
Secretary of State                  SEAL]
                                                             P.O. Box 13697
                                                        Austin, Texas 78711-3697

                       ARTICLES/CERTIFICATE OF CORRECTION

This correction is submitted pursuant to article 1302-7.01, Texas Miscellaneous Corporation Laws Act for a corporation or limited liability company, or pursuant section 2.13, Texas Revised Limited Partnership Act for a limited partnership, to correct a document which is an inaccurate record of the entity action, contains an inaccurate or erroneous statement, or was defectively or erroneously executed, sealed, acknowledged or verified.

                                   ARTICLE ONE

The name of the entity is Avis Fleet Leasing and Management Corporation.

                                   ARTICLE TWO

The document to be correct is the Articles of Incorporation, which was filed in the Office of the Secretary of State on the Twentieth day of May, 1999.

                                  ARTICLE THREE

The inaccuracy, error, or defect to be corrected is:

      Article Four stated as follows:
      The aggregate number of shares which the corporation shall have authority to issue is Two Million (2,000,000) of the par value of Zero Dollars and One Cent (0.01) each.

                                  ARTICLE FOUR

As corrected, the inaccurate, erroneous, or defective portion of the document reads as follows:

      See 1 in Addendum


                                        By: /s/ Karen Sclafani
                                            ------------------------------------
                                            Karen Sclafani

                                        Its Director
                                            ------------------------------------
                                            An Authorized Corporate Officer or
                                            Director or Limited Liability
                                            Company Member or Manager or Limited
                                            Partnership General Partner
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                                    Addendum

1. The aggregate number of shares which the corporation shall have authority to issue is (2,000,000).

      |_| The aggregate number of shares which the corporation is authorized to issue is, divided into (2) classes.

            The number of shares of each class, and the par value of the shares of each class, are as follows:

      No. of Shares     Class                Par Value
      1,000,000         Common Stock         $0.01|_|
      1,000,000         Preferred Stock      $0.01


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